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                                                                     EXHIBIT 21


                          SUBSIDIARIES OF REGISTRANT


MICROPOLIS, INC.
c/o Professional Corporate Service Group, Inc.
Post Office Box 3627
Christiansted
St. Croix, U.S. Virgin Islands 00820

MICROPOLIS GMBH
Behringstrasse 10
8033 Planegg bei Munchen
West Germany

MICROPOLIS LIMITED
c/o Roy West Trust Corporation (Cayman) Limited
Post Office Box 707
Grand Cayman
British West Indies

MICROPOLIS LTD.
4 Worton Drive
Worton Grange
Reading, Berkshire
RG2 ODW
England

MICROPOLIS S.A.R.L.
2 Rue du Buisson aux Fraises
Z.I. de la Bonde
91300 Massy
France

MICROPOLIS A.B. - SCANDINAVIA
Aprilvagen 3
17540 Jarfalla
Sweden

MICROPOLIS CORPORATION (THAILAND) LTD.      MICROPOLIS JAPAN LIMITED
733/1-8 Moo 8,  Phaholyothin Road           Madre Matsuda Bldg. 3F-312
Kookot, Lumlookkar                          4-13 Kioi-cho, Chiyoda-ku
Pathumthani 12130 Thailand                  Tokyo, Japan 102

MICROPOLIS CORPORATION - TAIWAN BRANCH      MICROPOLIS AUSTRALIA PTY. LIMITED
Room 1111, 11F, No. 333                     Level 21, 201 Miller Street
Keelung Road, Sec. 1                        North Sydney, NSW
Taipei, Taiwan, R.O.C.                      2060 Australia

MICROPOLIS S.R.L.                           MICROPOLIS BV
Via G. Stephenson 43A                       % Executive Management Trustmij BV
20157 Milan                                 De Boelelaan 14
Italy                                       1083 HJ Amsterdam
                                            The Netherlands